FOR IMMEDIATE RELEASE
Contact:	Kevin M. McCarthy
President and Chief Executive Officer
Telephone: (401) 847-3696

NEWPORT BANCORP, INC. ANNOUNCES OPEN MARKET
STOCK PURCHASES TO FUND 2007 EQUITY INCENTIVE PLAN

Newport, Rhode Island, September 25, 2007. Newport Bancorp, Inc. (the “Company”) (Nasdaq: NFSB), today announced that the Company has authorized the funding of a trust that will purchase up to 195,133 shares, or approximately 4.0%, of the Company’s outstanding common stock.  The shares acquired by the trust will be used to fund restricted stock awards under the Company’s 2007 Equity Incentive Plan, which was approved by stockholders at the Company’s annual meeting in August 2007.  Purchases will be made in the open market from time to time at the discretion of the independent trustee of the trust.

Newport Bancorp, Inc. is the parent company of Newport Federal Savings Bank, a community-oriented financial institution operating five full-service branch locations in Rhode Island.  Newport offers a broad array of retail and commercial lending and deposit services.